Exhibit 99.4

AMENDMENT No. 1 TO COMMON STOCK PURCHASE WARRANT

This Amendment No. 1 to the Common Stock Purchase Warrant (this “Amendment”), dated effective March 6, 2019 (the “Effective Date”), is by and between IIOT-OXYS, Inc., a Nevada corporation (the “Company”), on the one hand, and Sergey Gogin (the “Holder”), on the other hand. The Company and the Holder will be referred to individually as a “Party” and collectively as the “Parties.” Any capitalized terms not defined in this Amendment will have the meaning set forth in the Common Stock Purchase Warrant dated January 22, 2018 issued by the Company to the Holder (the “Warrant Agreement”), attached hereto as Exhibit A.

RECITALS

WHEREAS, on January 22, 2018, the Company issued to the Holder a 12% Senior Secured Promissory Note in the principal amount of $500,000 (the “Note”);

WHEREAS, as additional consideration for the issuance of the Note, on January 22, 2018, the Company issued to the Holder warrants to purchase 384,615 shares of the Company’s Stock exercisable at $0.75 per share (the “Exercise Price”);

WHEREAS, on even date herewith, the Parties wish to amend the Note to extend the maturity date and to reduce the conversion price, amongst other items (the “Note Amendment”);

WHEREAS, as additional consideration for the Note Amendment, the Parties wish to amend the Warrant Agreement to reduce the Exercise Price from $0.75 to $0.30, add adjustment provisions to the Exercise Price, and to extend the term of the warrants.

THEREFORE, in consideration of the foregoing recitals, mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as set forth below.

AGREEMENT

1.                Revised Exercise Price. Pursuant to Section 5(l) of the Warrant Agreement, Section 2(b) of the Warrant Agreement is hereby amended so that, as amended, Section 2(b) of the Warrant Agreement reads as follows:

(b)       Exercise Price. The exercise price per Common Share under this Warrant shall be $0.30 (the “Exercise Price”).

2.                Adjustments for Annual Milestones. Pursuant to Section 5(l) of the Warrant Agreement, Section 3(b) of the Warrant Agreement is hereby added so that, as amended, Section 3(b) of the Warrant Agreement reads as follows:

(b)       Adjustments for Annual Milestones. If the Year-End Milestones are not completed by the end of calendar year 2019, the Exercise Price shall be reduced to $0.15. The “Year-End Milestones” are the following:

i.                 Revenue of at least $800,000 for 2019;

ii.               At least eight (8) Biotech, Pharma, MedDev companies under the MSA & 1st PO for $25,000;

iii.              At least four (4) follow-on contracts after the initial PO from Biotech, Pharma, MedDev companies;

iv.              At least three (3) monitoring contracts (recurring revenue) from Biotech, Pharma, MedDev companies;

1

v.                Follow-on contract from the first Automotive customer or a new contract from the Automotive Manufacturing vertical of at least $25,000; and

vi.              At least three (3) more bridge monitoring installations for a state in the New England region or a subway related contract from a state in the New England region.

3.                Extension of Warrant Term. Pursuant to Section 3(e) of the Warrant Agreement, the term of the Warrant Agreement is extended to March 6, 2024.

4.                No Other Changes. Except as amended hereby, the Warrant Agreement will continue to be, and will remain, in full force and effect. Except as provided herein, this Amendment will not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Warrant Agreement or (ii) to prejudice any right or rights which the Parties may now have or may have in the future under or in connection with the Warrant Agreement or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time.

5.                Authority; Binding on Successors. The Parties represent that they each have the authority to enter into this Amendment. This Amendment will be binding on, and will inure to the benefit of, the Parties to it and their respective heirs, legal representatives, successors, and assigns.

6.                Governing Law and Venue. This Amendment and the rights and duties of the Parties hereto will be construed and determined in accordance with the terms of the Warrant Agreement.

7.                Incorporation by Reference. The terms of the Warrant Agreement, except as amended by this Amendment, are incorporated herein by reference and will form a part of this Amendment as if set forth herein in their entirety.

8.                Counterparts; Facsimile Execution. This Amendment may be executed in any number of counterparts and all such counterparts taken together will be deemed to constitute one instrument. Delivery of an executed counterpart of this Amendment by facsimile or email will be equally as effective as delivery of a manually executed counterpart of this Amendment.

[Signature Page to Follow]

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment the respective day and year set forth below:

COMPANY:	IIOT-OXYS, Inc.

Date: March 11, 2019	By	/s/ Clifford L. Emmons
Clifford L. Emmons, CEO

HOLDER:

Date: March 11, 2019	By	/s/ Sergey Gogin
Sergey Gogin

2

EXHIBIT A

Common Stock Purchase Warrant dated January 22, 2018

[See Attached]

3